UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 2, 2020
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously reported in a Current Report filed on Form 8-K with the SEC on May 29, 2019, Energizer Holdings, Inc., a Missouri corporation (the “Company”), entered into a definitive Acquisition Agreement (the “Acquisition Agreement”) with VARTA Aktiengesellschaft, a German corporation (“VARTA AG”), to divest the Varta® consumer battery business in the Europe, Middle East and Africa regions (“EMEA”), including manufacturing and distribution facilities in Germany (the “Business”).
On January 2, 2020, pursuant to the terms and conditions of the Acquisition Agreement, the Company completed its previously announced divestiture of the Business to VARTA AG for an aggregate purchase price of €180 million (the “Purchase Price”), subject to purchase price adjustments, including final working capital amounts. Pursuant to the terms of the acquisition agreement with Spectrum Brands Holdings, Inc. (“Spectrum”) for Spectrum’s global battery and lighting business, Spectrum will be making an additional contribution to Energizer in connection with the divestiture of the Business. The Company expects the net proceeds from VARTA AG and Spectrum to be approximately $300 million USD, which will be used to pay down term loan debt.
The foregoing description of the Acquisition Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Acquisition Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference herein. The Acquisition Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, VARTA AG or the Business. In particular, the assertions embodied in the representations and warranties in the Acquisition Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Acquisition Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Acquisition Agreement are not necessarily characterizations of the actual state of facts about the Company, VARTA AG, or the Business at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
2.1
Acquisition Agreement, dated May 29, 2019 (Disclosure Letter and certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of the omitted Disclosure Letter and certain schedules and exhibits upon request) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 29, 2019).

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By: /s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: January 2, 2020